UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


           FIRST BANKS, INC.                 FIRST PREFERRED CAPITAL TRUST IV
      (Exact name of Registrant                (Exact name of Co-Registrant
     as specified in its charter)               as specified in its charter)

              Missouri                                  Delaware
       (State of incorporation                  (State of incorporation
           or organization)                         or organization)

             43-1175538                                81-6111446
 (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)


            135 North Meramec, Clayton, Missouri 63105 (314) 854-4600 (Address, including zip code, and telephone number, including area code, of registrant's and co-registrant's principal executive office)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                  Name of each exchange on which
           to be so registered                  each class is to be registered

 ____% Cumulative Trust Preferred Securities        New York Stock Exchange
   (and the Guarantee of First Banks, Inc.
          with respect thereto)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-102549.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of class)

Item 1.           Description of Registrant's Securities to be Registered

         For a full description of the _____% Cumulative Trust Preferred Securities (the "Preferred Securities"), of First Preferred Capital Trust IV, a statutory trust created under the laws of the State of Delaware (the "Trust"), and the guarantee with respect to the Preferred Securities issued by First Banks, Inc., a Missouri corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in (i) the prospectus that forms part of the Registration Statement on Form S-2 (the "Registration Statement") of First Banks, Inc. and First Preferred Capital Trust IV (Registration Nos. 333-102549 and 333-102549-01), previously filed with the Securities and Exchange Commission (the "Commission") on January 16, 2003, under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2.       Exhibits

The following exhibits are filed as part of this Registration Statement on Form 8-A:

*2.1 Certificate of Trust of First Preferred Capital Trust IV (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

*2.2(a)       Trust   Agreement  of   First   Preferred   Capital  Trust  IV
              (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

*2.2(b)       Form  of  Amended   and  Restated  Trust  Agreement  of  First
              Preferred Capital Trust IV (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

*2.3 Form of Preferred Security Certificate of First Preferred Capital Trust IV (incorporated herein by reference to Exhibit
              4.6 to the Registration Statement, which is included as an Exhibit to Exhibit 4.5 to the Registration Statement).

*2.4          Form of  Preferred  Securities  Guarantee  Agreement for First
              Preferred    Capital   Trust  IV   (incorporated   herein   by
              reference to Exhibit 4.7 to the Registration Statement).

*2.5          Form of Indenture (incorporated herein by reference to Exhibit
              4.1 to the Registration Statement).

*2.6 Form of Subordinated Debenture (incorporated herein by reference to Exhibit 4.2 to the Registration Statement, which is included as an Exhibit to Exhibit 4.1 to the Registration Statement).

*2.7 Form of Agreement as to Expenses and Liabilities (incorporated herein by reference to Exhibit 4.8 to the Registration Statement, which is included as an Exhibit to
              Exhibit 4.5 to the Registration Statement).

* Incorporated by reference as indicated pursuant to Rule 12b-32.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of St. Louis, State of Missouri on February 27, 2003.

                                 FIRST BANKS, INC.


                                 By:/s/ Allen H. Blake
                                    --------------------------------------------
                                        Allen H. Blake
                                        Director and President,
                                        Chief Financial Officer and Secretary


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, First Preferred Capital Trust IV has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of St. Louis, State of Missouri on February 27, 2003.

                                 FIRST PREFERRED CAPITAL TRUST IV



                                 By: /s/ Allen H. Blake
                                    --------------------------------------------
                                         Allen H. Blake
                                         Administrative Trustee



                                 By: /s/ Terrance M. McCarthy
                                    --------------------------------------------
                                         Terrance M. McCarthy
                                         Administrative Trustee



                                 By: /s/ Lisa K. Vansickle
                                    --------------------------------------------
                                         Lisa K. Vansickle
                                         Administrative Trustee